Exhibit 10.3

MASTER LEASE AGREEMENT
Dated as of April 13, 2006
between
SUNTRUST BANK, as Lessor,
and
CHECKFREE SERVICES CORPORATION, as Lessee

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TABLE OF CONTENTS
(continued)

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     THIS MASTER LEASE AGREEMENT (as from time to time amended or supplemented, this “Lease”), dated as of April 13, 2006, is between SUNTRUST BANK, a Georgia banking corporation (together with its successors and assigns hereunder, “Lessor”), as Lessor, and CHECKFREE SERVICES CORPORATION, a Delaware corporation (together with its successors and permitted assigns hereunder, each “Lessee”), as Lessee.
PRELIMINARY STATEMENT
     A. Lessor will purchase, or acquire a leasehold interest in, from one or more third parties designated by the Construction Agent, on a Closing Date, certain parcels of real property to be specified by the Construction Agent, together with any improvements thereon.
     B. Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, such properties.
     C. If applicable, the Construction Agent will, on behalf of Lessor, cause to be constructed, certain improvements on such parcels of real property which as constructed will be the property of Lessor and will become part of such property subject to the terms of this Lease.
     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:
ARTICLE I
DEFINITIONS
     Terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A to the Master Agreement, dated as of April 13, 2006 (as amended, supplemented or otherwise modified from time to time, the “Master Agreement”) among CheckFree Corporation, as Guarantor, Lessee, Lessor, the financial institutions party thereto as Lenders and SunTrust Equity Funding, LLC, as Agent, for all purposes hereof.
ARTICLE II
LEASE OF LEASED PROPERTY
          Section 2.1 Acceptance and Lease of Property. On each Closing Date for Land, Lessor, subject to the satisfaction or waiver of the conditions set forth in Article III of the Master Agreement, hereby agrees to accept delivery on such Closing Date of such Land pursuant to the terms of the Master Agreement, together with any Building or Buildings and other improvements thereon, and simultaneously to lease to Lessee hereunder for the Lease Term, Lessor’s interest in such Land and in such Building or Buildings and other improvements, together with any Building which thereafter may be constructed thereon pursuant to the Construction Agency Agreement, and Lessee hereby agrees, expressly for the direct benefit of Lessor, commencing on such Closing Date for the Lease Term, to lease from Lessor Lessor’s interest in such Land to be delivered on such Closing Date, together with, in the case of Land, Lessor’s interest in the Building or Buildings and other improvements thereon and/or which thereafter may be constructed thereon pursuant to the Construction Agency Agreement.

          Section 2.2 Acceptance Procedure. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessee, as the authorized representative or representatives of Lessor to accept delivery on behalf of Lessor of that Leased Property identified on the applicable Funding Request. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by Lessee on each Closing Date for property to be leased hereunder of a lease supplement in substantially the form of Exhibit A hereto (each, a “Lease Supplement”) (appropriately completed) shall, without further act, constitute the irrevocable acceptance by Lessee of that Leased Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that such Leased Property, together with, in the case of Land, any and all Buildings and other improvements thereon and/or to be constructed thereon pursuant to the Construction Agency Agreement, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of such Closing Date. The demise and lease of each parcel of Land and each Building pursuant to this Section 2.2 shall include any additional right, title or interest in each such parcel of Land and each such Building which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to each such parcel of Land and each such Building shall at all times be demised and leased to Lessee hereunder.
ARTICLE III
RENT
          Section 3.1 Basic Rent. Beginning with and including the first Payment Date occurring after the Initial Closing Date, Lessee shall pay to the Agent the Basic Rent for the Leased Properties, in installments, payable in arrears on each Payment Date during the Lease Term, subject to Section 2.3(c) of the Master Agreement.
          Section 3.2 Supplemental Rent. Lessee shall pay to the Agent, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent on the date the same shall become due and payable and in the event of any failure on the part of Lessee to pay any Supplemental Rent, the Agent shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this Section 3.2 shall be payable in the type of funds and in the manner set forth in Section 3.3, subject to Section 2.3(c) of the Master Agreement.
          Section 3.3 Method of Payment. Basic Rent shall be paid to the Agent, and Supplemental Rent (including amounts due under Article XIV hereof) shall be paid to the Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Agent (or such other Person) shall specify in writing to Lessee, and at such place as the Agent (or such other Person) shall specify in writing to Lessee. Each payment of Rent (including payments under Article XIV hereof) shall be made by Lessee prior to 12:00 p.m. (noon) Atlanta, Georgia time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

          Section 3.4 Late Payment. If any Basic Rent shall not be paid on the date when due, Lessee shall pay to the Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.
          Section 3.5 Net Lease; No Setoff, Etc. This Lease is a net lease and notwithstanding any other provision of this Lease, Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, assessments and other expenses foreseen or unforeseen, for which Lessee or any Indemnitee is or shall become liable by reason of Lessee’s or such Indemnitee’s estate, right, title or interest in the Leased Properties, or that are connected with or arise out of the acquisition (except the initial costs of purchase by Lessor of its interest in any Leased Property, which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), construction (except Construction Costs which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Properties or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and Lessee’s obligation to pay all such amounts throughout the Lease Term, including the Construction Term, is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of any Leased Property or any part thereof, or the failure of any Leased Property to comply with all Applicable Law, including any inability to occupy or use any Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Leased Property or any part thereof including eviction; (d) any defect in title to or rights to any Leased Property or any Lien on such title or rights or on any Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, the Agent or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, any Lender, the Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, any Lender, the Agent, any Ground Lessor or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including without limitation, Lessor, any vendor, manufacturer, contractor of or for any Leased Property or any part thereof, the Agent, any Ground Lessor, any Governmental Authority, or any Lender; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transaction; (j) the impossibility or illegality of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or interference with the Construction or any use of any Leased Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Article XIV or X of this

Lease, this Lease shall be noncancellable by Lessee in any circumstance whatsoever and Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. Each payment of Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Agent, any Lender or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Properties and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either Lessee or any subtenant of Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor’s willful misconduct or gross negligence (except for willful misconduct and gross negligence imputed to Lessor solely as a result of its interest in any Leased Property).
          Section 3.6 Certain Taxes. Without limiting the generality of Section 3.5, Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever (the “tax(es)”), when the same shall be due and payable without penalty or interest; provided, however, that this Section shall not apply to any of the taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Properties and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and Lessee. Lessee covenants to furnish Lessor and the Agent, upon the Agent’s written request, within forty-five (45) days after the last date when any tax must be paid by Lessee as provided in this Section 3.6, official receipts of the appropriate taxing, authority or other proof satisfactory to Lessor, evidencing the payment thereof.
     So long as no Event of Default has occurred and is continuing, Lessee may defer payment of a tax so long as the validity or the amount thereof is contested by Lessee with diligence and in good faith; provided, however, that Lessee shall pay the tax in sufficient time to prevent delivery of a tax deed. Such contest shall be at Lessee’s sole cost and expense. Lessee covenants to indemnify and save harmless Lessor, the Agent and each Lender from any actual and reasonable costs or expenses incurred by Lessor, the Agent or any Lender as a result of such contest, which indemnification shall survive the termination of this Lease; provided that neither the Agent nor any Lender shall be entitled to claim any indemnity against Lessee pursuant to this sentence with respect to any Construction Land Interest during the Construction Term therefor.
          Section 3.7 Utility Charges. Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility services used, rendered or supplied to, upon or in connection with the Leased Properties.

ARTICLE IV
WAIVERS
     During the Lease Term, Lessor’s interest in the Leased Properties, including the Equipment, if any, that is financed by the Funding Parties, the Building(s) (whether or not completed) and the Land, is demised and let by Lessor “AS IS” subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Properties, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the related Closing Date), (d) all Applicable Law, and (e) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTIES, LESSOR IS NOT A MANUFACTURER OF, OR DEALER IN ANY LEASED PROPERTY, AND IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE BUILDING(S) OR ANY ALTERATIONS. NEITHER LESSOR, THE AGENT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTIES (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTIES (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR, THE AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW, except that Lessor hereby represents and warrants that each Leased Property is and shall be free of Lessor Liens. As between Lessor and Lessee, Lessee has been afforded full opportunity to inspect each Leased Property, is satisfied with the results of its inspections of such Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor, the Agent or the Lenders on the one hand, and Lessee, on the other, are to be borne by Lessee, except for the foregoing representation and warranty of Lessor relative to the absence of Lessor Liens. The provisions of this Article IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, the Agent or the Lenders, express or implied, with respect to the Leased Properties, that may arise pursuant to any law now or hereafter in effect, or otherwise.
ARTICLE V
LIENS; EASEMENTS; PARTIAL CONVEYANCES
     Lessee shall not directly or indirectly create, incur or assume, and Lessee shall promptly discharge, any Lien on or with respect to any Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents or Alterations constructed by Lessee, except, in all cases, Permitted Liens.

     Notwithstanding the foregoing paragraph, at the request of Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessee’s use, development and construction of the Leased Properties, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or the Building(s) or any portion thereof, (iii) dedication or transfer of portions of the Land, not improved with a Building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building(s) or any portion thereof and (v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for rezoning or any variance from zoning or other governmental requirements. Lessor’s obligations pursuant to the preceding sentence shall be subject to the requirements that:
          (a) any such action shall be at the sole cost and expense of Lessee and Lessee shall pay all actual and reasonable out-of-pocket costs of Lessor, the Agent and any Lender in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor, the Agent or any Lender in connection with any such action),
          (b) Lessee shall have delivered to Lessor and Agent a certificate of a Responsible Officer of Lessee stating that:
               (i) such action will not cause any Leased Property, the Land or any Building or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents, or in any material respect with Applicable Law; and
               (ii) such action will not materially reduce the Fair Market Sales Value, utility or useful life of any Leased Property, the Land or any Building nor Lessor’s interest therein; and
          (c) in the case of any release or conveyance, if Lessor, the Agent or any Lender so reasonably requests, Lessee will cause to be issued and delivered to Lessor and the Agent by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor.
ARTICLE VI
MAINTENANCE AND REPAIR;
ALTERATIONS, MODIFICATIONS AND ADDITIONS
          Section 6.1 Maintenance and Repair; Compliance With Law. Lessee, at its own expense, shall at all times (a) maintain each Leased Property in good repair and condition

(subject to ordinary wear and tear), in accordance with prudent industry standards and, in any event, in no less a manner as other similar property owned or leased by Lessee or its Affiliates, (b) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep each Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, and (c) make all material repairs, replacements and renewals of each Leased Property or any part thereof which may be required to keep such Leased Property in the condition required by the preceding clauses (a) and (b), provided that the foregoing obligations shall only apply to each Leased Property after the Completion Date with respect to such Leased Property. Lessee shall perform the foregoing maintenance obligations regardless of whether any Leased Property is occupied or unoccupied. Lessee waives any right that it may now have or hereafter acquire to (i) require Lessor, the Agent or any Lender to maintain, repair, replace, alter, remove or rebuild all or any part of any Leased Property or (ii) make repairs at the expense of Lessor, the Agent or any Lender pursuant to any Applicable Law or other agreements or otherwise. NONE OF LESSOR, THE AGENT NOR ANY LENDER SHALL BE PERSONALLY LIABLE TO LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH ANY LEASED PROPERTY OR ANY PART THEREOF. Neither Lessor, the Agent nor any Lender shall be required to maintain, alter, repair, rebuild or replace any Leased Property in any way.
          Section 6.2 Alterations. Lessee may, with the prior written consent of Lessor (which consent shall not be unreasonably withheld), at Lessee’s own cost and expense, make Alterations which do not diminish the value, utility or useful life of any Leased Property.
          Section 6.3 Title to Alterations. Title to all Alterations shall without further act vest in Lessor (subject to Lessee’s right to remove trade fixtures, personal property and equipment which do not constitute Alterations and which were not acquired with funds advanced by Lessor or any Lender) and shall be deemed to constitute a part of the Leased Properties and be subject to this Lease.
ARTICLE VII
USE
     Lessee may use each Leased Property or any part thereof for any lawful purpose, and in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which such Leased Property is located, provided that such use does not materially adversely affect the Fair Market Sales Value, utility, remaining useful life or residual value of such Leased Property, and does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event that any use of any of the Leased Property changes the character or original intended use of such Leased Property, as such character and intended use existed on the Closing Date therefor, or Completion Date therefor, as applicable, and Lessee does not purchase the Leased Properties at the end of the Lease Term, Lessee, upon request of Lessor, shall restore such Leased Property to its general character and intended use on the Closing Date or Completion Date therefor, ordinary wear and tear excepted. Lessee shall not commit or permit any waste of any Leased Property or any material part thereof.

ARTICLE VIII
INSURANCE
     The provisions of this Article VIII shall not apply to any Construction Land Interest during the Construction Term therefor; during the Construction Term for any Leased Property, the Construction Agent shall maintain insurance in accordance with Section 2.9 of the Construction Agency Agreement.
          (a) Builders’s Risk. At any time during which any part of any Building or any Alteration is under construction and as to any part of any Building or any Alteration under construction, Lessee shall maintain, or cause to be maintained, at its sole cost and expense, as a part of its blanket policies or otherwise, “all risks” non-reporting completed value form of builder’s risk insurance.
          (b) All Risk. During the Lease Term and with respect to each Leased Property, Lessee shall maintain, at its sole cost and expense, as a part of its blanket policies or otherwise, insurance against loss or damage to any Building by fire and other risks, including comprehensive boiler and machinery coverage, on terms and in amounts no less favorable than insurance covering other similar properties owned or leased by Lessee or its Affiliates and which is of the type usually carried by corporations engaged in the same or similar business, similarly situated with Lessee, and owning or operating similar property, and which cover risks of all kind customarily insured against by such corporations, but in no event less than the replacement cost of such Building from time to time. If at any time during the Lease Term with respect to a Leased Property subject hereto the area in which such Leased Property is located is designated a “flood-prone” area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Applicable Law, concerning flood insurance to the extent that it may apply to any such Leased Property.
          (c) Commercial General Liability. During the Lease Term and with respect to each Leased Property, Lessee shall maintain, at its sole cost and expense, commercial general liability insurance which is of the type usually carried by corporations engaged in the same or similar business, similarly situated with Lessee, and owning or operating similar property, and which cover risks of all kind customarily insured against by such corporations. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee or its Affiliates with respect to similar properties that it owns or leases, but in no event less than $5,000,000 per occurrence. Nothing in this Article VIII shall prohibit any Additional Insured from carrying at its own expense other insurance on or with respect to the Leased Properties, provided that any insurance carried by such Additional Insured shall not prevent Lessee from carrying the insurance required hereby.
          (d) General Terms. Each policy of insurance required to be maintained by Lessee pursuant to paragraphs (a) and (b) of this Article VIII shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted by Lessee, except (i) that with respect to any loss, the estimated cost of restoration of which is in excess of the greater of $5,000,000 and 50% of the Funded Amounts with respect to the related Leased Property, the adjustment thereof shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld, delayed or conditioned, and the insurance proceeds therefor shall be paid to the Agent for application in accordance with this Lease, and (ii) if, and for so long as, an Event of Default exists, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent for application pursuant to this Lease.
          (e) Certificates. On the Initial Closing Date and on each anniversary of the Initial Closing Date, Lessee shall furnish Lessor with certificates, which may be blanket certificates covering all of the Leased Properties, showing the insurance required under this Article VIII to be in effect and naming the Additional Insureds, as additional insureds (with respect to the insurance described in paragraph (c)) or, in the case of the Agent with respect to the circumstances described in paragraph (d), loss payee, as applicable.
          (f) Certain Provisions. Each policy of insurance maintained by Lessee pursuant to this Article VIII shall (i) provide that such insurance shall be primary, without right of contribution from any other insurance that is covered by any Additional Insured, (ii) provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured, (iii) provide that the related insurer waives any right of set-off or counterclaim against each Additional Insured, (iv) provide that no Additional Insured shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (v) contain the waiver of any right of subrogation of the insurer against each Additional Insured, (vi) provide that in respect of the interests of each Additional Insured, such policies shall not be invalidated by any fraud, action, inaction or misrepresentation of Lessee or any other Person and shall insure each Additional Insured regardless of any breach of any terms, conditions or warranty contained in such policy by Lessee or any other Person, to the extent that such endorsement is commercially available in the standard commercial market, and (vii) provide that if the related insurer cancels such insurance for any reason whatsoever, or if the policy limits of any such insurance are reduced, or if any Additional Insured is removed from the coverage of any such insurance, such cancellation, reduction or removal shall not be effective as to any Additional Insured until thirty (30) days after written notice is given by such insurer to such Additional Insured.
          (g) Ratings. All insurance policies carried in accordance with this Article VIII shall be maintained with insurers of recognized responsibility rated at least A by A.M. Best & Company, and in all cases the insurer shall be qualified to insure risks in the State where each Leased Property is located.
ARTICLE IX
ASSIGNMENT AND SUBLEASING
     Lessee may not assign any of its right, title or interest in, to or under this Lease, except as set forth in the following sentence. Lessee may sublease all or any portion of any Leased Property, provided that (a) all obligations of Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made; and (b) such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement and the other Operative Documents in form and substance reasonably satisfactory to Lessor and the Agent and shall terminate on or before the Lease Termination Date. Lessee shall promptly reimburse Lessor for any and all costs and expenses incurred by Lessor or the Agent with respect to any such sublease. Lessee shall give the Agent and Lessor prompt written notice of any such sublease and shall include a copy of such sublease with such notice.
     Except pursuant to an Operative Document, this Lease shall not be mortgaged or pledged by Lessee, nor shall Lessee mortgage or pledge any interest in any Leased Property or any portion thereof. Any such mortgage or pledge shall be void.
ARTICLE X
LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE
          Section 10.1 Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Base Lease Term, and (ii) which, in the good-faith judgment of Lessee, (A) renders repair and restoration of a Leased Property impossible or impractical, or requires repairs to the related Leased Property that, with the exercise of reasonable diligence, are impossible to complete by the Lease Termination Date or (B) requires repairs to a Leased Property that would cost in excess of 50% of the original cost of such Leased Property, and as to which Lessee has determined not to rebuild, shall constitute an “Event of Loss”. Within sixty (60) days after the occurrence of such event, Lessee shall deliver to Lessor an Officer’s Certificate notifying Lessor of such event and, in the case of an event described in the foregoing clause (ii), of Lessee’s determination not to rebuild. In the case of any other event which constitutes a Casualty, Lessee shall restore such Leased Property pursuant to Section 10.3. If an Event of Loss shall occur, Lessee shall pay to Lessor on the earlier of (i) the Lease Termination Date and (ii) the next Payment Date occurring not less than thirty (30) days after the delivery of the Officer’s Certificate pursuant to this Section 10.1 above an amount equal to the related Leased Property Balance. Upon Lessor’s receipt of such Leased Property Balance on such date, Lessor shall cause Lessor’s interest in such Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 14.5 hereof; upon completion of such purchase, but not prior thereto, this Lease with respect to such Leased Property and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.
     Upon the consummation of the purchase of any Leased Property pursuant to this Section 10.1, any proceeds derived from insurance required to be maintained by Lessee pursuant to this Lease for any Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, Lessee or as it may direct, and Lessor shall assign to Lessee, without warranty, all of Lessor’s rights to and interest in such insurance required to be maintained by Lessee pursuant to this Lease.
          Section 10.2 Event of Taking. Any event (i) which constitutes a Condemnation of all of, or substantially all of, a Leased Property, or (ii) (A) which would otherwise constitute a Condemnation and (B) which, in the good-faith judgment of Lessee, (1) renders restoration and rebuilding of a Leased Property impossible or impractical, or requires restoration to the related Leased Property that, with the exercise of reasonable diligence, is impossible to complete by the Lease Termination Date or (2) requires repairs to a Leased Property that would cost in excess of 50% of the original cost of such Leased Property, and as to which Lessee has determined not to rebuild shall constitute an “Event of Taking”. Within sixty (60) days after the occurrence of such event, Lessee shall deliver to Lessor an Officer’s Certificate notifying Lessor of such event and, in the case of an event described in the foregoing clause (ii), of Lessee’s determination not to rebuild. In the case of any other event which constitutes a Condemnation, Lessee shall restore and rebuild such Leased Property pursuant to Section 10.4. If an Event of Taking shall occur, Lessee shall pay to Lessor (1) on the earlier of (A) the Lease Termination Date and (B) the next Payment Date occurring not less than thirty (30) days after the occurrence of such Event of Taking, in the case of an Event of Taking described in clause (i) above, or (2) on the earlier of (A) the Lease Termination Date and (B) the next Payment Date occurring not less than thirty (30) days after the delivery of the Officer’s Certificate pursuant to clause (ii) above, in the case of an Event of Taking described in clause (ii) above, an amount equal to the related Leased Property Balance. Upon Lessor’s receipt of such Leased Property Balance on such date, Lessor shall cause Lessor’s interest in such Leased Property, and in all condemnation proceeds related thereto, to be conveyed to Lessee in accordance with and subject to the provisions of Section 14.5 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease with respect to such Leased Property and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.
     Upon the consummation of the purchase of such Leased Property pursuant to this Section 10.2, all Awards received by Lessor, after deducting any reasonable out-of-pocket costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking with respect to such Leased Property during the related Lease Term shall be promptly paid to Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor.
          Section 10.3 Casualty. If a Casualty shall occur which is not an Event of Loss, Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5(c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, regardless of whether insurance proceeds received as a result of such Casualty are sufficient for such purpose.
          Section 10.4 Condemnation. If a Condemnation shall occur which is not an Event of Taking, Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5 (c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date regardless of whether the Awards received as a result of such Condemnation are sufficient for such purpose.
          Section 10.5 Verification of Restoration and Rebuilding. In the event of Casualty or Condemnation that involves, or is reasonably expected to involve, repair or rebuilding costs in excess of $2,000,000, to verify Lessee’s compliance with the foregoing Section 10.3 or 10.4, as appropriate, Lessor, the Agent, the Lenders and their respective authorized representatives may, upon five (5) Business Days’ notice to Lessee, make a reasonable number of inspections of the affected Leased Property with respect to (i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the related Building and the Land. All actual and reasonable out-of-pocket costs of such inspections incurred by Lessor, the Agent or any Lender will be paid by Lessee promptly after written request. No such inspection shall unreasonably interfere with Lessee’s operations or the operations of any other occupant of such Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry.
          Section 10.6 Application of Payments. All proceeds (except for payments under insurance policies maintained other than pursuant to Article VIII of this Lease) received at any time by Lessor, Lessee or the Agent from any insurer, Governmental Authority or other Person with respect to any Condemnation or Casualty to any Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, plus the amount of any payment that would have been due from an insurer but for Lessee’s self-insurance or deductibles (“Loss Proceeds”), shall (except to the extent Section 10.9 applies) be applied as follows:
     (a) In the event Lessee purchases such Leased Property pursuant to Section 10.1 or Section 10.2, such Loss Proceeds shall be applied as set forth in Section 10.1 or Section 10.2, as the case may be;
     (b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.3, Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred and is continuing, in which event the applicable insurer shall pay the Loss Proceeds to Lessee;
     (c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.4, Lessee may, in good faith and subsequent to the date of such Condemnation, certify to Lessor and the Agent that no Event of Default has occurred and is continuing, in which event the applicable Award shall be paid over to Lessee; and
     (d) As provided in Section 10.8, if such section is applicable.
     During any period of repair or rebuilding pursuant to this Article X, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section 10.6. Such records shall be kept on file by Lessee at its offices and shall be made available to Lessor, the Lenders and the Agent upon request.
          Section 10.7 Prosecution of Awards.
          (a) Notice and Negotiation. If any Condemnation shall occur, the party receiving the notice of such Condemnation shall give to the other party and the Agent promptly, but in any event within thirty (30) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 10.6, to be assigned or released to Lessee, unless an Event of Default shall have occurred and be continuing, in which case (i) the Agent shall control such negotiations; and (ii) Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of Lessee to any Award on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to Lessor and Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Agent during the continuance of an Event of Default, with full power of substitution, in the name of Lessee or otherwise (but without limiting the obligations of Lessee under this Article X), to file and prosecute what would otherwise be Lessee’s claim for any such Award and to collect, receipt for and retain the same. In any event Lessor and the Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Agent, not to be unreasonably withheld.
          (b) Lessee’s Award. Notwithstanding the foregoing, Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to Lessee’s personal property and equipment not financed by or otherwise property of Lessor, business interruption or similar award and Lessee’s relocation expenses.
          Section 10.8 Application of Certain Payments Not Relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of any Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect with respect to such Leased Property, without any abatement or reduction of Basic Rent, and the Awards for such Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to Lessee.
          Section 10.9 Other Dispositions. Notwithstanding the foregoing provisions of this Article X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article X shall be paid to the Agent as security for the obligations of Lessee under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to Lessee to the extent not previously applied by Lessor or the Agent in accordance with the terms of this Lease or the other Operative Documents.
          Section 10.10 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any Leased Property, and Lessee shall continue to perform and fulfill all of Lessee’s obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date.
          Section 10.11 Construction Land Interests. Notwithstanding anything to the contrary set forth in this Article X, the provisions of the Construction Agency Agreement shall control with respect to any Casualty, Event of Loss, Condemnation or Event of Taking with respect to a Construction Land Interest during the Construction Term therefor.
ARTICLE XI
INTEREST CONVEYED TO LESSEE
     Lessee and Lessor intend that this Lease be treated, for accounting purposes, as an operating lease. For purposes of federal and state income taxes, and commercial and bankruptcy law, Lessee and Lessor intend that the transaction represented by this Lease be treated as a financing transaction; for such purposes, it is the intention of the parties hereto (i) that this Lease be treated as a mortgage or deed of trust (whichever is applicable in the jurisdictions in which the Leased Properties are located) and security agreement, encumbering the Leased Properties, and that Lessee, as grantor, hereby grants to Lessor, as mortgagee or beneficiary and secured party, or any successor thereto, a first and paramount Lien on each Leased Property in which Lessee has an interest, except for Permitted Liens of the type described in clause (a) of the definition thereof, and subject to the interests of any Ground Lessor (if applicable), (ii) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee, deed of trust beneficiary or secured party available under Applicable Law to take possession of and sell (whether by foreclosure or otherwise) any Leased Property, (iii) that the effective date of such mortgage, security deed or deed of trust shall be the effective date of this Lease, or the related Lease Supplement, if later, (iv) that the recording of this Lease or a Lease Supplement shall be deemed to be the recording of such mortgage, security deed or deed of trust, (v) that the obligations secured by such mortgage, security deed or deed of trust shall include the Funded Amounts and all Basic Rent and Supplemental Rent hereunder and all other obligations of and amounts due from Lessee hereunder and under the Operative Documents and (vi) that Lessee will be treated as the owner of the Leased Properties for tax purposes.
ARTICLE XII
EVENTS OF DEFAULT
     The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) Lessee shall fail to make any payment of Basic Rent within three (3) Business Days after the date that such Basic Rent is due;
          (b) Lessee shall fail to make any payment of Rent (other than Basic Rent and other than as set forth in clause (c)) or any other amount payable hereunder or under any of the other Operative Documents (other than Basic Rent and other than as set forth in clause (c)), and such failure shall continue for a period of ten (10) Business Days after written notice thereof from Lessor or the Agent to Lessee;
          (c) Lessee shall fail to pay the any applicable Leased Property Balance or the Lease Balance, as the case may be, when due pursuant to Section 10.1, 10.2, 14.1 or 14.2, or Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to Article XIV or the Construction Agent shall fail to make any payment when due under the Construction Agency Agreement;
          (d) Lessee shall fail to maintain insurance as required by Article VIII hereof, and such failure shall continue until the earlier of (i) fifteen (15) days after written notice thereof from Lessor and (ii) the day immediately preceding the date on which any applicable insurance coverage would otherwise finally lapse or terminate;

          (e) any CheckFree Party shall fail to observe or perform any covenant or agreement contained in Section 5.1(a), (b), (c) (with respect to any CheckFree Party’s existence) or Section 5.2 or 5.3 of the Master Agreement;
          (f) any CheckFree Party shall fail to observe or perform any covenant or agreement contained in any Operative Document (other than those referred to in clauses (a) through (e) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any executive officer of any CheckFree Party becomes aware of such failure, or (ii) notice thereof shall have been given to Lessee by the Agent or any Funding Party;
          (g) the occurrence of a “Level IV Default” under the ACH Master Agreement #1;
          (h) any CheckFree Party or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Material Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Material Indebtedness; or any such Material Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;
          (i) any CheckFree Party or any Material Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this paragraph, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for any such CheckFree Party or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;
          (j) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any CheckFree Party or any Material Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for any CheckFree Party or any Material Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (k) any CheckFree Party or any Material Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts generally as they become due;
          (l) an ERISA Event shall have occurred that, in the opinion of the Required Funding Parties, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the CheckFree Parties and the Subsidiaries in an aggregate amount exceeding $25,000,000;
          (m) any judgment or order for the payment of money in excess of $25,000,000 in the aggregate (that remains unpaid or is not fully covered by insurance (subject to customary deductibles) by a reputable insurance company as to which the relevant insurance company has acknowledged coverage in writing) shall be rendered against any CheckFree Party or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
          (n) any non-monetary judgment or order shall be rendered against any CheckFree Party or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;
          (o) a Change in Control shall occur or exist;
          (p) any material provision of any Subsidiary Guaranty Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Guarantor, or any Subsidiary Guarantor shall so state in writing, or any Subsidiary Guarantor shall seek to terminate its Subsidiary Guaranty Agreement, except in connection with any permitted disposition of a Subsidiary Guarantor;
          (q) if any of the Operative Documents shall be cancelled, terminated, revoked or rescinded by any CheckFree Party, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Operative Documents shall be commenced by or on behalf of any CheckFree Party, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Operative Documents is illegal, invalid or unenforceable in accordance with the terms thereof in any material respect in connection with any proceeding instigated by any CheckFree Party, or conducted with respect to any CheckFree Party’s business or other activities; or
          (r) any representation or warranty by any CheckFree Party in any Operative Document or in any certificate or document delivered to Lessor, the Agent or any Funding Party pursuant to any Operative Document shall have been incorrect in any material respect when made.

ARTICLE XIII
ENFORCEMENT
          Section 13.1 Remedies. Subject to the right of Lessee to purchase the Leased Properties as set forth in Section 13.3, upon the occurrence and during the continuance of any Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of Lessee to purchase the Leased Properties as set forth in Section 14.3):
          (a) Lessor may, by notice to Lessee, rescind or terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of any Leased Property by Lessor will be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such intention is given to Lessee, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any Leased Property shall be valid unless the same be made in writing and executed by Lessor;
          (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Leased Properties promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VI and XIV hereof as if the Leased Properties were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Properties, and to the extent and in the manner permitted by Applicable Law, enter upon any Leased Property and take immediate possession of (to the exclusion of Lessee) any Leased Property or any part thereof and expel or remove Lessee and any other person who may be occupying such Leased Property, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor’s other damages, Lessee shall be responsible for the actual and reasonable costs and expenses of reletting, including brokers’ fees and the reasonable out-of-pocket costs of any alterations or repairs made by Lessor;
          (c) Lessor may (i) sell all or any part of any Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by Applicable Law or clause (ii) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee’s obligation to pay Basic Rent for such Leased Property hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor’s actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to

(a) the excess, if any, of (1) the sum of (A) all Rent due and unpaid to and including such Payment Date and (B) the Lease Balance, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all out-of-pocket costs and expenses incurred by Lessor, the Agent or any Lender incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in Section 14.5(b))); plus (b) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;
          (d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts (including, without limitation, the Funded Amount) due Lessor (together with all costs of collection) and enforce Lessee’s obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of any Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet such Leased Property, and relet such Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee’s obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor’s sole and absolute discretion. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by Lessee hereunder, Lessee shall pay any deficiency, as reasonably calculated by Lessor, to Lessor on the Payment Date for such Rent Period;
          (e) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Article XIII, demand, by written notice to Lessee specifying a date (the “Final Rent Payment Date”) not earlier than 30 days after the date of such notice, that Lessee purchase, on the Final Rent Payment Date, all of the remaining Leased Properties in accordance with the provisions of Sections 14.2, 14.4 and 14.5; provided, however, that (1) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in Section 14.2 calling for such purchase to occur on the Lease Termination Date; and (2) Lessor’s obligations under Section 14.5(a) shall be limited to delivery of a special warranty deed and quit claim bill of sale of such Leased Properties, without recourse or warranty, but free and clear of Lessor Liens;
          (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor’s right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or
          (g) Lessor may retain and apply against Lessor’s damages, to the extent of such damages, all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

          Section 13.2 Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor’s consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor’s consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Potential Event of Default or Event of Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use any Leased Property or part thereof in mitigation of Lessor’s damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor’s rights or remedies under this Article XIII.
          Section 13.3 Purchase Upon an Event of Default. Upon the occurrence of an Event of Default, until such time as Lessor commences soliciting bids for, or entering into any agreement for, the sale or re-lease of the Leased Properties (whichever is earlier), Lessee may purchase all, but not less than all, of the Leased Properties for the Lease Balance, including any amounts due pursuant to Section 7.5 of the Master Agreement and any costs incurred by the Agent or any Funding Party in connection with the preparation for the sale or re-lease of the Leased Properties, provided that, unless an Event of Default has occurred pursuant to paragraph (i) or (j) of Article XII with respect to Lessee, Lessor shall give Lessee not less than ten (10) Business Days’ written notice prior to commencing soliciting bids for, or entering into any agreement for, the sale of re-lease of the Leased Properties. Such purchase shall be made in accordance with Section 14.5, upon not less than ten (10) Business Days’ written notice (which shall be irrevocable) to Lessor, which notice shall set forth the date of purchase (which shall be a date no later than 30 days from the date of such notice).
          Section 13.4 Limitation on Liability. Notwithstanding the provisions of Section 13.1, Lessee’s recourse liability to Lessor as a consequence of the occurrence of a Limited Event of Default shall be limited to the payment by Lessee of the Recourse Deficiency Amount.
ARTICLE XIV
SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL
          Section 14.1 Lessee’s Option to Purchase. Subject to the terms, conditions and provisions set forth in this Article XIV, Lessee shall have the option (the “Purchase Option”), to be exercised as set forth below, to purchase from Lessor, Lessor’s interest in any of the Leased Properties. Such option must be exercised by written notice to Lessor not later than twelve months prior to the scheduled Lease Termination Date, which notice shall be irrevocable; such notice shall specify the Leased Property with respect to which such Purchase Option is being exercised, the date that such purchase shall take place, which date shall be a date occurring not less than sixty (60) days after such notice or the Lease Termination Date (whichever is earlier). If the Purchase Option is exercised pursuant to the foregoing, then, subject to the provisions set forth in this Article XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to Lessee, and Lessee shall purchase from Lessor, Lessor’s interest in the Leased Property or Leased Properties that are the subject of such Purchase Option pursuant to Section 14.5.
          Section 14.2 Conveyance to Lessee. Unless (a) Lessee shall have properly exercised the Purchase Option and purchased all of the Leased Properties pursuant to Section 14.1, or (b) Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of Section 14.6 hereof, then, subject to the terms, conditions and provisions set forth in this Article XIV, Lessee shall purchase from Lessor, and Lessor shall convey to Lessee, on the Lease Termination Date all of Lessor’s interest in all of the Leased Properties. Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase, or any purchase pursuant to Section 14.1 (time being of the essence), the transferee to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease.
          Section 14.3 Acceleration of Purchase Obligation. Lessee shall be obligated to purchase Lessor’s interest in the Leased Properties immediately, automatically and without notice upon the occurrence of any Event of Default specified in clause (i), (j) or (k) of Article XII, for the purchase price set forth in Section 14.4. Upon the occurrence and during the continuance of any other Event of Default, Lessee shall be obligated to purchase Lessor’s interest in the Leased Properties for the purchase price set forth in Section 14.4 upon notice of such obligation from Lessor.
          Section 14.4 Determination of Purchase Price. Upon the purchase by Lessee of Lessor’s interest in all of the Leased Properties upon the exercise of the Purchase Option or pursuant to Section 14.2 or 14.3, the aggregate purchase price for all of the Leased Properties shall be an amount equal to the Lease Balance as of the closing date for such purchase, including any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase. Upon the purchase by Lessee of Lessor’s interest in a Leased Property upon the exercise of a Purchase Option with respect to such Leased Property, the purchase price for such Leased Property shall be an amount equal to the Leased Property Balance for such Leased Property as of the closing date for such purchase, including any amount due pursuant to Section 7.5(f) of the Master Agreement as the result of such purchase.
          Section 14.5 Purchase Procedure.
          (a) Conveyance. If Lessee shall purchase Lessor’s interest in a Leased Property pursuant to any provision of this Lease, (i) Lessee shall accept from Lessor and Lessor shall convey such Leased Property by a duly executed and acknowledged special warranty deed of such Leased Property, in recordable form, (ii) upon the date fixed for any purchase of Lessor’s interest in Leased Property hereunder, Lessee(s) shall pay to the order of the Agent the Lease Balance or Leased Property Balance, as applicable, including any amount due pursuant to

Section 7.5 of the Master Agreement as a result of such purchase, by wire transfer of immediately available funds, (iii) Lessor will execute and deliver to Lessee such other documents, including releases, affidavits, termination agreements and termination statements, as may be legally required or as may be reasonably requested by Lessee in order to effect such conveyance, free and clear of Lessor Liens and the Liens of the Operative Documents and (iv) if such Leased Property is subject to a Ground Lease, Lessor will execute and deliver to Lessee an assignment or termination of such Ground Lease, as directed by Lessee, in such form as may be reasonably requested by Lessee, and Lessee shall pay any amounts due with respect thereto under such Ground Lease.
          (b) Approvals. Lessee shall, at Lessee’s sole cost and expense, obtain all required governmental and regulatory approval and consents and in connection therewith shall make such filings as required by Applicable Law; in the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, Lessee shall pay prior to transfer all reasonable out-of-pocket costs incurred by Lessor in connection therewith. Without limiting the foregoing, all costs incident to such conveyance, including, without limitation, Lessee’s attorneys’ fees, Lessor’s attorneys’ fees, commissions, Lessee’s and Lessor’s escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely by and paid by Lessee.
          (c) No Apportionment. Upon expiration or termination of this Lease resulting in conveyance of Lessor’s interest in the title to the Leased Properties to Lessee, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the Leased Properties, all of such rents, taxes, insurance, utility or other charges due and payable with respect to the Leased Properties prior to termination being payable by Lessee hereunder and all due after such time being payable by Lessee as the then owner of the Leased Properties.
          Section 14.6 Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 14.6, Lessee shall have the option to market all of, but not less than all of, the Leased Properties for Lessor (the “Remarketing Option”).
     Lessee’s effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which, unless waived in writing by Lessor and the Lenders, shall render the Remarketing Option and Lessee’s exercise thereof null and void, in which event, Lessee shall be obligated to perform its obligations under Section 14.2.
          (a) Not later than twelve, nor earlier than fifteen, months prior to the scheduled Lease Termination Date, Lessee shall give to Lessor and the Agent written notice of Lessee’s exercise of the Remarketing Option.
          (b) Not later than ten (10) Business Days prior to the Lease Termination Date, Lessee shall deliver to Lessor and the Agent an environmental assessment of each Leased Property dated not earlier than forty-five (45) days prior to the Lease Termination Date. Such environmental assessment shall be prepared by an environmental consultant selected by Lessee and reasonably satisfactory to the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate no degradation in environmental conditions beyond those described in the related Environmental Audit and shall not include a recommendation for further investigation to make such determination.
          (c) On the date of Lessee’s notice to Lessor and the Agent of Lessee’s exercise of the Remarketing Option, each of the Construction Conditions shall have been timely satisfied.
          (d) Lessee shall have completed all Alterations, restoration and rebuilding of the Leased Properties pursuant to Sections 6.1, 6.2, 10.3 and 10.4 (as the case may be) and shall have fulfilled in all material respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor and the Agent receive Lessee’s notice of Lessee’s exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within Lessee’s control.
          (e) Upon request by the Agent, Lessee shall promptly provide any maintenance records relating to each Leased Property to Lessor, the Agent and any potential purchaser, and shall otherwise do all things necessary to deliver possession of such Leased Property to the potential purchaser at the appropriate closing date. Lessee shall allow Lessor, the Agent and any potential purchaser reasonable access during normal business hours to any Leased Property for the purpose of inspecting the same.
          (f) On the Lease Termination Date, Lessee shall surrender the Leased Properties in accordance with Section 14.8 hereof.
          (g) In connection with any such sale of the Leased Properties, Lessee will provide to the purchaser such customary “seller’s” indemnities as are commercially reasonable and are requested by the potential purchaser (taking into account the location and nature of the Leased Properties), representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Leased Properties. Lessee shall fulfill all of the requirements set forth in clause (b) of Section 14.5, and such requirements are incorporated herein by reference, provided that all costs and expenses incurred in connection therewith shall be paid from the proceeds of the sale. As to Lessor, any such sale shall be made on an “as is, with all faults” basis without representation or warranty by Lessor, other than the absence of Lessor Liens.
          (h) Lessee shall pay to the Agent on the Lease Termination Date (or to such other Person as Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount, plus all accrued and unpaid Basic Rent and Supplemental Rent, and all other amounts hereunder which have accrued prior to or as of such date, in the type of funds specified in Section 3.3 hereof.
If Lessee have exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date twelve months prior to the scheduled expiration of the Lease Term, Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor’s interest in the Leased Properties and will attempt to obtain the highest purchase price therefor. Lessee shall not incur any remarketing costs that exceed, or are expected to exceed, $75,000 without the prior written consent of Lessor. Lessee promptly shall submit all bids to Lessor and the Agent and Lessor; the Agent will have the right to review the same; and the Agent and Lessor will have the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be Lessee or any Subsidiary or Affiliate of Lessee. The written offer must specify the Lease Termination Date as the closing date. If, and only if, with respect to any Leased Property, the Net Selling Price therefor is less than the difference between the related Leased Property Balance at such time minus the Recourse Deficiency Amount for such Leased Property, then Lessor or the Agent may, in its sole and absolute discretion, by notice to Lessee, given within 30 days of receipt of such offer, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 14.7 hereof. If neither Lessor nor the Agent rejects such purchase offer as provided above, the closing of such purchase of the related Leased Property by such purchaser shall occur on the Lease Termination Date, contemporaneously with Lessee’s surrender of such Leased Property in accordance with Section 14.8 hereof, and the Net Selling Price shall be paid directly to the Agent; provided, however, that if, with respect to any Leased Property, the sum of the Net Selling Price from the sale of such Leased Property plus the Recourse Deficiency Amount for such Leased Property paid by Lessee on the Lease Termination Date pursuant to Section 14.6(h), exceeds the related Leased Property Balance as of such date, then the excess shall be paid to Lessee on the Lease Termination Date. Lessee shall not have the right, power or authority to bind Lessor in connection with any proposed sale of any Leased Property.
          Section 14.7 Rejection of Sale. Notwithstanding anything contained herein to the contrary, if Lessor or the Agent rejects the purchase offer for any Leased Property as provided in (and subject to the conditions set forth in) Section 14.6, then (a) Lessee shall pay to the Agent the Recourse Deficiency Amount for such Leased Property on the Lease Termination Date pursuant to Section 14.6(h), and (b) Lessor shall retain title to such Leased Property.
          Section 14.8 Return of Leased Property. If Lessor retains title to any Leased Property pursuant to Section 14.7 hereof, then Lessee shall, on the Lease Termination Date, and at its own expense, return possession of such Leased Property to Lessor for retention by Lessor or, if Lessee properly exercise the Remarketing Option and fulfills all of the conditions of Section 14.6 hereof and neither Lessor nor the Agent rejects such purchase offer pursuant to Section 14.6, then Lessee shall, on such Lease Termination Date, and at its own cost, transfer possession of the related Leased Property to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Completion Date therefor in the case of new Construction, or the Closing Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Law. Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of any Leased Property in order to facilitate the ownership and operation by such purchaser of such Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding Lessee’s maintenance of such Leased Property and all non-proprietary know-how, data and technical information relating thereto, providing a copy of the Plans and Specifications within the possession of Lessee, granting or assigning all licenses (to the extent assignable) necessary for the operation and maintenance of such Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action. Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligations of Lessee under this Article XIV shall survive the expiration or termination of this Lease.
          Section 14.9 Renewal. Subject to the conditions set forth herein, Lessee may, by written notice to Lessor and the Agent given not later than twelve, nor earlier than fifteen, months, prior to the then scheduled Lease Termination Date, request to renew this Lease for five years, commencing on the date following such Lease Termination Date; such renewal option may be exercised no more than twice. No later than the date that is 90 days prior to then scheduled Lease Termination Date, the Agent will notify Lessee whether or not Lessor and each of the Lenders consent to such renewal request (which consent may be granted or denied in the Lessor’s and each Lender’s sole discretion and may be conditioned on such conditions precedent as may be specified by Lessor or such Lender). If the Agent fails to respond in such time frame, such failure shall be deemed to be a rejection of such request.
ARTICLE XV
LESSEE’S EQUIPMENT
     After any repossession of any Leased Property (whether or not this Lease has been terminated), Lessee, at its expense and so long as such removal of such trade fixture, personal property or equipment shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within ninety (90) days after Lessee’s receipt of Lessor’s written request (whichever shall first occur), remove all of Lessee’s trade fixtures, personal property and equipment from such Leased Property (to the extent that the same can be readily removed from such Leased Property without causing material damage to such Leased Property); provided, however, that Lessee shall not remove any such trade fixtures, personal property or equipment that has been financed by Lessor and/or the Lenders under the Operative Documents or otherwise constituting Leased Property (or that constitutes a replacement of such property). Any of Lessee’s trade fixtures, personal property and equipment not so removed by Lessee within such period shall be considered abandoned by Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor and Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to such Leased Property caused by such removal. Lessee will immediately repair at its expense all damage to such Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor’s rights under this Article XV, nor shall Lessor be responsible for any loss of or damage to Lessee’s personal property and equipment. Notwithstanding anything to the contrary set forth in this Lease, Lessor shall have no interest in, or Lien on, any of Lessee’s computer and data processing equipment or other personal property unless the Funding Parties have financed such equipment or other personal property or Lessee does not remove such equipment or personal property as and when required pursuant to this Article XV.

ARTICLE XVI
RIGHT TO PERFORM FOR LESSEE
     If Lessee shall fail to perform or comply with any of its agreements contained herein and either such failure shall continue for a period of 10 or more days after notice to Lessee by Lessor or the Agent or such failure has resulted in immediate material danger to any Leased Property or Lessor’s or the Agent’s interest therein, Lessor, upon reasonable notice to Lessee, may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including actual and reasonable attorneys’ fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by Lessee to Lessor within thirty (30) days after written demand therefor.
ARTICLE XVII
MISCELLANEOUS
          Section 17.1 Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for Lessee to do so, Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of such Leased Property that shall be required to be filed with any Governmental Authority.
          Section 17.2 Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer any Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights granted hereunder to the Agent and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. Lessee hereby acknowledges that Lessor has assigned all of its right, title and interest to, in and under this Lease to the Agent and the Lenders pursuant to the Loan Agreement and related Operative Documents, and that all of Lessor’s rights hereunder may be exercised by the Agent.
          Section 17.3 Quiet Enjoyment. Lessor covenants that it will not interfere in Lessee’s or any of its permitted sublessee’s quiet enjoyment of the Leased Properties in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor’s rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease.
          Section 17.4 Documentary Conventions. The Documentary Conventions shall apply to this Lease.
          Section 17.5 Liability of Lessor Limited. Except as otherwise expressly provided below in this Section 17.5, it is expressly understood and agreed by and between

Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or any of its Affiliates or any of their respective officers, directors, employees, shareholders or agents, individually or personally, for any failure to perform any covenant, either express or implied, contained herein, all such liability (other than that resulting from Lessor’s gross negligence or willful misconduct, except to the extent imputed to Lessor by virtue of Lessee’s action or failure to act), if any, being expressly waived by Lessee and by each and every Person now or hereafter claiming by, through or under Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees, shareholders or agents, individually or personally, is concerned, Lessee and any Person claiming by, through or under Lessee shall look solely to the right, title and interest of Lessor in and to the Leased Properties and any proceeds from Lessor’s sale or encumbrance thereof (provided, however, that Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom (other than that resulting from Lessor’s gross negligence or willful misconduct, except to the extent imputed to Lessor by virtue of Lessee’s action or failure to act).
          Section 17.6 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase any Leased Property or any part thereof or any interest in the Note), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the knowledge of the signer, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; provided that no such certificate may be requested unless the requesting party has a good faith reason for such request.
          Section 17.7 No Joint Venture. Any intention to create a joint venture, partnership or other fiduciary relationship between Lessor and Lessee is hereby expressly disclaimed.
          Section 17.8 No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.
          Section 17.9 No Merger. In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of the holder of any interest in the Note secured by a security interest in this Lease, merge with any interests, estates or rights of Lessor in or to the Leased Properties, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of the holder of any interest in the Note secured by a security interest in this

Lease, shall be deemed to be separate and distinct from Lessor’s interests, estates and rights in or to the Leased Properties, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.
          Section 17.10 Survival. The obligations of the parties to be performed under this Lease prior to the Lease Termination Date and the obligations of the parties pursuant to Articles III, X, XI, XIII, Sections 14.2, 14.3, 14.4, 14.5, 14.8, Articles XV and XVI, and Section 17.5 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Lessee, the Agent or any Indemnitee shall not affect such survival.
          Section 17.11 Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the sole original counterpart, which shall be identified as the original counterpart by the receipt of the Agent.
          Section 17.12 Time of Essence. Time is of the essence of this Lease.
          Section 17.13 Recordation of Lease. Lessee will, at its expense, cause each Lease Supplement or a memorandum of lease in form and substance reasonably satisfactory to Lessor and Lessee (if permitted by Applicable Law) to be recorded in the proper office or offices in the States and the municipalities in which the Land is located.
          Section 17.14 Investment of Security Funds. The parties hereto agree that any amounts not payable to Lessee pursuant to any provision of Article VIII, X or XIV or this Section 17.14 shall be held by the Agent as security for the obligations of Lessee under this Lease and the Master Agreement and of Lessor under the Loan Agreement. At such time as such amounts are payable to Lessee, such amounts, net of any amounts previously applied to Lessee’s obligations hereunder or under the Master Agreement (which application is hereby agreed to by Lessee), shall be paid to Lessee. Any such amounts which are held by the Agent pending payment to Lessee shall until paid to Lessee, as provided hereunder or until applied against Lessee’s obligations herein and under the Master Agreement and distributed as provided in the Loan Agreement or herein (after the Loan Agreement is no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Agent or Lessor, as the case may be, as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing it will be directed by the Agent) and at the expense and risk of Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested. Lessee upon demand shall pay to the Agent or Lessor, as appropriate, the amount of any loss incurred in connection with all such investments and the liquidation thereof.
          Section 17.15 Ground Leases. Lessee will, at its expense, timely perform all of the obligations of Lessor, in its capacity as ground lessee, under each Ground Lease and, if requested by Lessor shall provide satisfactory evidence to Lessor of such performance.
          Section 17.16 Land and Building. If any Building and the Land on which such Building is located are subject to separate Lease Supplements, at any time that Lessee exercises an option to purchase such Building or such Land, or to renew this Lease with respect to such Building or such Land, or is obligated to purchase such Building or such Land as a result of an Event of Loss, an Event of Taking or an Event of Default, such purchase or renewal shall be made simultaneously with respect to all of such Building and such Land.
[Signature page follows]

      IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.

Witnessed:				CHECKFREE SERVICES CORPORATION,
as Lessee

By:	/s/ Leigh Asher			By:	/s/ David E. Mangum

		Name:	Leigh Asher	Name:	David E. Mangum
		Title:	Senior Vice President, Corporate Marketing	Title:	Executive Vice President

By:	/s/ Laura E. Binion

		Name:	Laura E. Binion

SUNTRUST BANK, as Lessor

Witnessed:

By:	/s/ Lisa A. Howard			By:	/s/ Brian K. Peters

	Name:	Lisa A. Howard		Name:	Brian K. Peters
				Title:	Managing Director

By:	/s/ Mary E. Coke

	Name:		Mary E. Coke

S-1	Master Lease Agreement

STATE OF GEORGIA	)
)ss.:
COUNTY OF GWINNETT	)
     The foregoing Lease Agreement was acknowledged before me, the undersigned Notary Public, in the County of Gwinnett, Georgia, this 12th day of April, 2006, by David Mangum, as Executive Vice President, of CHECKFREE SERVICES CORPORATION, a Delaware corporation, on behalf of the corporation.

[Notarial Seal]
/s/ Sharon A. Hand

Notary Public
My commission expires: June 30, 2008

STATE OF GEORGIA	)
)ss.:
COUNTY OF FULTON	)
     The foregoing Lease Agreement was acknowledged before me, the undersigned Notary Public, in the County of Clayton, Georgia, this 12th day of April, 2006, by Brian K. Peters, as Managing Director of SUNTRUST BANK, on behalf of such corporation.

[Notarial Seal]
/s/ Lisa A. Caldwell

Notary Public
My commission expires: June 30, 2007

EXHIBIT A TO LEASE
Recording requested by
and when recorded mail to:

LEASE SUPPLEMENT NO. __ AND MEMORANDUM OF LEASE
     THIS LEASE SUPPLEMENT NO. ___(this “Lease Supplement”) dated as of [            ], between SUNTRUST BANK, a Georgia banking corporation, as lessor (the “Lessor”), and CHECKFREE SERVICES CORPORATION, a Delaware corporation, as lessee (the “Lessee”).
     WHEREAS Lessor is the owner of an interest in the Land described on Schedule I hereto and wishes to lease the Land together with any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Lease to Lessee;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Definitions; Interpretation. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Master Agreement, dated as of April 13, 2006 (as amended and supplemented from time to time, the “Master Agreement”), among CheckFree Corporation, as Guarantor, Lessee, Lessor, the financial institutions party thereto, as Lenders and SunTrust Equity Funding, LLC, as Agent; and the rules of interpretation set forth in Appendix A to the Lease shall apply to this Lease Supplement.
     SECTION 2. The Properties. Attached hereto as Schedule I is the description of certain Land (the “Subject Property”). Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, such Land, together with any Building and other improvements thereon or which thereafter may be constructed thereon shall be subject to the terms and provisions of the Lease and Lessor hereby grants, conveys, transfers and assigns to Lessee those interests, rights, titles, estates, powers and privileges provided for in the Lease with respect to the Subject Property.

     SECTION 3. Amendments to Lease with Respect to Subject Property. Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the following terms and provisions shall apply to the Lease with respect to the Subject Property:
[Insert Applicable Sections per Local Law
as contemplated by the Master Agreement]
     SECTION 4. Ratification; Incorporation. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect. The terms of the Lease (as amended by this Lease Supplement) are by this reference incorporated herein and made a part hereof.
     SECTION 5. Original Lease Supplement. The single executed original of this Lease Supplement marked “THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART” on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the “Original Executed Counterpart”). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.
     SECTION 6. Documentary Conventions. The Documentary Conventions shall apply to this Lease Supplement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

Witnessed:		SUNTRUST BANK, as Lessor

By:		By:

	Name:	Name:

Title:

By:

Name:

Witnessed:		CHECKFREE SERVICES CORPORATION,
as Lessee

By:		By:

	Name:	Name:
Title:

By:

Name:

STATE OF	)

)ss.:
COUNTY OF	)

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of                     ,            , this       day of                     ,                     , by                     , as                      of SUNTRUST BANK, on behalf of such corporation.

[Notarial Seal]

Notary Public
My commission expires:

STATE OF	)

)ss.:
COUNTY OF	)

     The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of                     ,            , this       day of                     ,                     , by                     , as                     , of CHECKFREE SERVICES CORPORATION, a Delaware corporation, on behalf of the corporation.

[Notarial Seal]

Notary Public
My commission expires:

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as of the date hereof.

SUNTRUST EQUITY FUNDING, LLC,
as the Agent

By:

Name:

Title: